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                                                                    EXHIBIT 4A-3

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                            AT&T CAPITAL CORPORATION

                                       AND

                      THE CHASE MANHATTAN BANK, AS TRUSTEE

                             -----------------------


                           SECOND INDENTURE SUPPLEMENT

                          Dated as of January __, 1997

                                       to

                                    INDENTURE

                            Dated as of July 1, 1993

                        Between AT&T Capital Corporation

                                       and

                    The Chase Manhattan Bank (formerly known
                          as Chemical Bank), as Trustee

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          SECOND INDENTURE SUPPLEMENT dated as of January ___, 1997, between
AT&T CAPITAL CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), and THE CHASE MANHATTAN BANK, a corporation duly organized and validly existing under the laws of the State of New York, as trustee (the "Trustee").

                             RECITALS OF THE COMPANY

          The Company and The Chase Manhattan Bank (formerly known as Chemical
Bank), as Trustee have heretofore executed and delivered a certain Indenture dated as of July 1, 1993, as amended by a certain First Indenture Supplement dated as of June 24, 1994 (as so amended, the "Indenture"), which provides for the issuance from time to time by the Company of its unsecured debentures, notes or other evidences of indebtedness ("Securities", as more fully defined in the Indenture). Capitalized terms used but not defined in this Second Indenture Supplement have the meanings specified in the Indenture.

          This Second Indenture Supplement amends the Indenture, pursuant to
Section 9.01(1) thereof, to make certain changes in Section 8.02 of the Indenture.

          All acts and proceedings required by law, by the Indenture and by the certificates of incorporation and bylaws of the Company necessary to constitute this Second Indenture Supplement a valid and binding agreement for the uses and purposes herein set forth in accordance with its terms have been done and performed, and the execution and delivery of this Second Indenture Supplement have in all respects been duly authorized.

          NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Securities:

                                    ARTICLE 1

                                   AMENDMENTS

          SECTION 1.01. Amendments. (a) The words "; Relief from Compliance with
Section 4.03 and Section 5.01 upon Guarantee by the Parent" are hereby deleted from the title of Section 8.02 of the Indenture.



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          (b) The designation "(a)" is hereby deleted from the first paragraph of Section 8.02 of the Indenture.

          (c) All References in the Indenture to "Section 802(a)" are hereby amended to read "Section 802".

          (d) Subsection (b) of Section 8.02 of the Indenture is hereby deleted.

                                    ARTICLE 2

                                  MISCELLANEOUS

          SECTION 2.01. Effectiveness. This Second Indenture Supplement shall take effect as of the date hereof.

          SECTION 2.02. Indenture Ratified. Except as herein expressly provided, the Indenture is in all respects ratified and confirmed by the Company and the Trustee, and all the terms, provisions and conditions thereof are and shall remain in full force and effect.

          SECTION 2.03. Execution by the Trustee. The Trustee has executed this Second Indenture Supplement only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals herein contained, which shall be taken as the statements of the Company, and the Trustee makes no representation and shall have no responsibility for, and in respect of, the validity or sufficiency of this Second indenture Supplement or the execution thereof by the Company.

          SECTION 2.04. Governing Law. This Second Indenture Supplement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

          SECTION 2.05. Execution in Counterparts. This Second Indenture Supplement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Indenture Supplement to be duly executed, and their respective corporate seals to be hereunto duly affixed and attested, all as of the day and year first above written.

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                                                     AT&T CAPITAL CORPORATION

         (SEAL)

                                                     BY:_____________________

ATTEST:

____________________________



                                                     THE CHASE MANHATTAN BANK,
                                                     as Trustee

                                                     By:______________________

         (SEAL)

Attest:

_____________________________

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STATE OF NEW JERSEY        )
                           :
COUNTY OF                  )

       On the day       of    , 1997, before me personally came   , to me known,
who, being by me duly sworn, did depose and say that [he] [she] resides at     ,
that [he] [she] is the     of AT&T Capital Corporation, one of the corporations
described in and which executed the above instrument; that [he] [she] knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he] [she] signed [his] [her] name thereto by like authority.

                                                    _______________________
                                                    Notary Public

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STATE OF NEW YORK          )
                           :
COUNTY OF NEW YORK         )

       On the       day of    , 1997, before me personally came   , to me known,
who, being by me duly sworn, did depose and say that [he] [she] resides at    ,
that [he] [she] is the     of The Chase Manhattan Bank, one of the corporations
described in and which executed the above instrument; that [he] [she] knows the corporate seal of said corporation; that the seal affixed to the said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that [he] [she] signed [his] [her] name thereto by like authority.

                                                    ____________________
                                                    Notary Public

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